Calculation of Filing Fee Tables
S-1
ConnectM Technology Solutions, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	457(o)	1,332,766	$ 10.35	$ 13,794,128.10	0.0001381	$ 1,904.97
Fees to be Paid	2	Equity	Common Stock, par value $0.0001 per share (Shares of Common Stock underlying Representative's Warrants)	457(o)	66,639	$ 10.35	$ 689,713.65	0.0001381	$ 95.25
Fees to be Paid	3	Equity	Representative's Warrants	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 14,483,841.75		$ 2,000.22
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,000.22
Offering Note
[1]	Rule 457(o) Fee Calculation Details Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminate number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends, or similar transactions. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) promulgated under the Securities Act. Includes additional shares of common stock that may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

[2]	Upon the closing of this offering, the Company will issue the Representative warrants ("Representative's Warrants") to purchase up to 5% of the aggregate number of shares of Common Stock sold.

[3]	Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the Representative's Warrants because the Representative's Warrants are being registered in the same registration statement as the Common Stock issuable upon exercise of the Representative's Warrants.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A